Exhibit 99.3

UNAUDITED PRO FORMA FINANCIAL INFORMATION

The unaudited pro forma combined financial information has been derived from the historical financial statements of Capsource Financial, Inc. and Subsidiaries (“CSF”) and Prime Time Equipment, Inc. (PTE) and gives effect to the acquisition of the operating assets of PTE by CSF using the purchase method of accounting for business combinations based upon the assumptions and adjustments described in the accompanying notes to the unaudited pro forma consolidated financial information.

In addition, the pro forma information includes the effect of the private equity placement made by CSF to provide funding to allow the acquisition of the operating assets of PTE.

The PTE assets acquired and the liabilities assumed are recorded at fair values and assumes that the acquisition had taken place at March 31, 2006 for balance sheet purposes. The pro forma condensed statements of operations for the three months ended March 31, 2006 and the twelve months ended December 31, 2005 assume the acquisition took place on January 1, 2006 and 2005, respectively.

The pro forma adjustments do not reflect any operational efficiencies and cost savings that CSF may achieve with respect to the combined entities. The pro forma adjustments do not include any adjustments to historical revenues for any future price changes or any adjustments to operating, selling, general and administrative expenses for any future operating changes.

The unaudited pro forma consolidated results may not necessarily be indicative of the actual operating results that would have occurred had the transaction been consummated at the beginning of the periods presented for which such acquisition has been given effect. In addition, the unaudited pro forma consolidated results are not necessarily indicative of the consolidated results of future operations.

CAPSOURCE FINANCIAL, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

MARCH 31, 2006

	Historic
ASSETS	CSF	PTE		Adjustments	Pro Forma
CURRENT ASSETS

Cash and cash equivalents	$156,564	$261,748	B	463,004	$881,316
Accounts receivable-net	2,296,250	167,218			2,463,468
Inventory	3,658,057	883,617	C	(26,050)	4,515,624
Advances to vendors	367,434	—			367,434
Prepaid insurance and other current assets	112,509	22,213	C	(22,213)	112,509
Total current assets	6,590,814	1,334,796		414,741	8,340,351

Property and equipment, net	1,293,051	9,241	C	14,759	1,317,051
Goodwill	—	—	A	98,390	98,390
Intangible assets - net	—	—	A	400,000	400,000
Other assets	155,044	—			155,044

TOTAL ASSETS	$8,038,909	$1,344,037		$927,890	$10,310,836

LIABILITIES & STOCKHOLDERS EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued expenses	$3,884,724	$230,650	C	(133,172)	$3,982,202
Deposits and advance payments	285,362	—			285,362
Notes payable	2,299,913	647,924	C	(190,475)	2,757,362
Stockholder notes payable	880,474	—	D	(871,866)	8,608
Total current liabilities	7,350,473	878,574		(1,195,513)	7,033,534
Long-term debt	400,000	—			400,000

TOTAL LIABILITIES	7,750,473	878,574		(1,195,513)	7,433,534

STOCKHOLDERS’ EQUITY (DEFICIT)
Common stock, $.01 par value; authorized 100,000,000 shares;
issued and outstanding 12,378,657 before private placement
and 19,558,321 shares after private placement	123,787	—	E	71,796	195,583
Additional paid-in capital	11,722,403	71,395		2,468,675	14,262,473
Retained earnings (deficit)	(11,557,754)	394,068		(417,068)	(11,580,754)
TOTAL EQUITY (DEFICIT)	288,436	465,463		2,123,403	2,877,302
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY (DEFICIT)	$8,038,909	$1,344,037		$927,890	$10,310,836

See accompanying notes to the Unaudited Pro Forma Financial Information.

CAPSOURCE FINANCIAL, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2006

	Historic
	CSF	PTE		Adjustments	Pro Forma

Net sales and rental income	$5,494,718	$2,858,441			$8,353,159
Cost of sales and operating leases	(5,024,771)	(2,544,736)			(7,569,507)
Gross profit	469,947	313,705			783,652

Operating expenses:
Selling, general and administrative expenses	(575,517)	(125,464)	F	(20,000)	(720,981)

Operating income (loss)	(105,570)	188,241		(20,000)	62,671

Interest expense, net	(78,370)	(4,707)			(83,077)
Other expense, net	(22,421)	—			(22,421)

Income (loss) before income taxes	(206,361)	183,534		(20,000)	(42,827)

Income tax (expense) benefit	(22,048)	(79,000)	G	8,600	(92,448)

Net income (loss)	$(228,409)	$104,534		$(11,400)	$(135,275)

BASIC EARNINGS (LOSS) PER COMMON SHARE

Net income (loss) per basic and diluted common share	$(0.02)				$(0.01)

Weighted-average number of shares
outstanding, basic and diluted	12,378,657		E	7,179,664	19,558,321

See accompanying notes to the Unaudited Pro Forma Financial Information.

CAPSOURCE FINANCIAL, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2005

	Historic
	CSF	PTE		Adjustments	Pro Forma

Net sales and rental income	$20,608,509	$26,356,446			$46,964,955
Cost of sales and operating leases	(19,272,737)	(24,986,807)			(44,259,544)
Gross profit	1,335,772	1,369,639			2,705,411

Operating expenses:
Selling, general and administrative expenses	(2,300,847)	(764,527)	F	(80,000)	(3,145,374)

Operating income (loss)	(965,075)	605,112		(80,000)	(439,963)

Interest expense, net	(702,648)	(100,084)			(802,732)
Other expense, net	(75,151)	—			(75,151)

Income (loss) before income taxes	(1,742,874)	505,028		(80,000)	(1,317,846)

Income tax (expense) benefit	(51,592)	(141,433)	G	34,400	(158,625)

Net income (loss)	$(1,794,466)	$363,595		$(45,600)	$(1,476,471)

BASIC EARNINGS (LOSS) PER COMMON SHARE

Net income (loss) per basic and diluted common share	$(0.16)				$(0.08)

Weighted-average number of shares outstanding, basic and diluted	11,060,604		E	7,179,664	18,240,268

See accompanying notes to the Unaudited Pro Forma Financial Information.

CAPSOURCE FINANCIAL, INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

A.

To give effect to the acquisition of the operating assets of Prime Time Equipment, Inc. and the preliminary allocation of the purchase price on the basis of estimated fair values of the assets acquired and the liabilities assumed as follows:

Components of purchase price:
Cash paid at closing	$1,017,365
Assumption of liabilities	955,382

Total purchase price	$1,972,747

Allocation of purchase price:
Total assets acquired	1,474,357
Non-competition agreement	400,000

Total allocated purchase price	1,874,357

Excess purchase price assigned to goodwill	$98,390

B.

To give effect to the cash received in conjunction with the private placement of Capsource common stock, which provided funds for the acquisition of the operating assets of PTE; to record the cash disbursed at the time of acquisition and to adjust for the PTE cash excluded from the acquisition as follows:

Cash provided by private equity placement:
Cash received from investor	$2,000,000
less: offering costs	(260,000)

Net cash provided by private placement	$1,740,000

Use / exclusion of cash:
Cash paid at closing	1,017,365
PTE cash excluded from acquisition	259,631

Total use/exclusion of cash	1,276,996

Net adjustment to cash	$463,004

The purchase accounting adjustments and the private equity placement adjustments have been made solely for the purpose of presenting the unaudited pro forma financial information. CSF is performing a valuation study to determine the fair market valuation of the assets acquired and liabilities assumed in the acquisition of PrimeTime. Therefore, these estimates may be adjusted upon completion of the study.

C.	To reclassify and adjust for certain assets and liabilities that were excluded from the acquisition of PTE by CSF.
D.	To record the conversion of $871,866 of stockholder notes payable into CSF common stock in conjunction with the private equity placement.

E.

To record the 5,000,000 shares of CSF common stock issued to the private placement investors, and the issuance of 2,179,664 shares of CSF common stock to the CSF stockholder upon conversion of stockholder notes payable.

F.

To record the amortization of intangible assets from the assumed acquisition date, based upon the estimated fair value of such assets, using a useful life of 5 years for the non-competition agreement and an indefinite life for goodwill. All amortization has been included in selling, general and administrative expenses.

G.	To record the income tax effect of the pro forma adjustments to the statement of operations at the effective income tax rate of 43%, which approximates PTE’s effective tax rate.